UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

The information set forth below in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure

The Company is furnishing this Current Report on Form 8-K in connection with the disclosure of the below information in its registration statement on Form S-1 filed with the Securities and Exchange Commission on November 9, 2023. This information may be amended or updated at any time and from time to time through another Current Report on Form 8-K, a later Company filing or other means.

Cash and Cash Burn for the Three Months Ended September 30, 2023

The Company has incurred recurring losses since inception and has an accumulated deficit of approximately $46.1 million as of September 30, 2023. As of September 30, 2023, the Company had $1.2 million of cash and cash equivalents. For the three months ended September 30, 2023, the Company’s rate of cash expenditures was approximately $1.67 million per month.

Lind Note

As previously announced, on February 2, 2023, the Company entered into a Securities Purchase Agreement with Lind Global Fund II LP, a Delaware limited partnership (the “Investor”), pursuant to which the Company issued to the Investor a secured, 18-month, interest free convertible promissory note in the principal amount of $3,680,000 (the “Note”) and a common stock purchase warrant to acquire 800,000 shares of common stock of the Company. The transaction closed on February 6, 2023.

Also as previously announced, on September 5, 2023, the Company and the Investor entered into a letter agreement (the “Lind Letter Agreement”) pursuant to which the Investor agreed to waive any default, any Event of Default, and any Mandatory Default Amount (each as defined in the Note) associated with the Company’s market capitalization being below $10.0 million for ten consecutive days through December 31, 2023. Notwithstanding the waiver, the Investor retained its right to exercise conversion rights with respect to all or a portion of the outstanding principal amount of the Note being converted into shares of common stock at the lower of the conversion price and 80% of the average of the three lowest daily VWAPs during the previous 20 trading days. Since June 30, 2023, the Company has issued an aggregate of 984,240 shares to the Investor pursuant to conversions of the Note representing $2.5 million principal amount of the Note. As of November 9, 2023, the principal amount outstanding under the Note is approximately $0.9 million.

The information furnished in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Name:	Howard J. Weisman
Title:	Chief Executive Officer

Date: November 9, 2023